SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.   )

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KENT INTERNATIONAL HOLDINGS, INC.
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KENT INTERNATIONAL HOLDINGS, INC.
376 MAIN STREET
P.O. BOX 74
BEDMINSTER, NEW JERSEY 07921
(908) 234-1881

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2007

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kent International Holdings, Inc. (the "Company") will be held on Monday, May 21, 2007 at 8:30 a.m., local time at the Company’s offices at 376 Main Street, Bedminster, New Jersey 07921 for the purpose of considering and acting upon the following matters:

1.	To elect five directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified:

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s), postponement(s) or continuation(s) thereof.

Only stockholders of record at the close of business on March 31, 2007, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours by any stockholder for any purposes germane to the meeting, at the Company's offices at 376 Main Street, Bedminster, New Jersey 07921, for a period of at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person.

By Order of the Board of Directors

/s/ Paul O. Koether
Paul O. Koether
Chairman

Date: April 23, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

KENT INTERNATIONAL HOLDINGS, INC.
376 MAIN STREET
P.O. BOX 74
BEDMINSTER, NEW JERSEY 07921
(908) 234-1881

INFORMATION STATEMENT FOR THE ANNUAL MEETING
MAY 21, 2007

General

This Information Statement is being furnished to the stockholders of Kent International Holdings, Inc., a Nevada corporation (the "Company"), pursuant to Regulation 14(c) of the Securities Exchange Act of 1934 in connection with the forthcoming Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, May 21, 2007, at 8:30 a.m., at the Company’s offices at 376 Main Street, Bedminster, New Jersey 07921, and at any and all adjournments, postponements or continuations thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number is (908) 234-1881.

This Information Statement and accompanying Notice of Annual Meeting of Stockholders are first being mailed on or about April 23, 2007 to all stockholders entitled to vote at the Annual Meeting.

Record Date; Voting Securities

Only stockholders of record at the close of business on March 31, 2007 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 3,567,956 shares of the Company's common stock, $.002 par value per share (the "Common Stock"), were issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum and to transact such matters as come before the Annual Meeting.

As of the Record Date, management and its affiliates (“Principal Stockholders”) collectively owned greater that 50% of the Company’s outstanding Common Stock and will vote such shares to elect as directors the five nominees listed under the caption “Election of Directors”. Since the Common Stock owned by the Principal Stockholders constitutes a majority of the Company’s outstanding Common Stock, the Board of Directors has determined not to solicit proxies. Any stockholder of record on the Record Date is entitled to attend the meeting and vote their shares personally or through such stockholder’s own legally constituted proxy.

Votes Required

The directors nominated for election will be approved by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. As of the Record Date, there were 3,567,956 shares outstanding and each share is entitled to one vote. Abstentions from voting and broker “non-votes” will have no effect since they will not represent votes cast at the annual meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the Information Statement and Notice of Annual Meeting of Stockholders to such beneficial owners.

PROPOSAL 1
ELECTION OF DIRECTORS

Five directors are to be elected to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The Principal Stockholders will vote FOR the election of each nominee named below (“Nominee”). Each Nominee has consented to serve as a director if elected. It is not expected that any Nominee will be unable to serve, but, in the event that any Nominee should be unable to serve, the Principal Stockholders will vote for a substitute candidate selected by the Board of Directors.

Set forth below is biographical information for the persons nominated for election to the Board of Directors including information furnished by them as to their principal occupations at present and for the past five years, certain directorships held by each, their ages as of March 31, 2007 and the year in which each director became a director of the Company.

Nominees for Directors

Paul O. Koether, 70, has been a Director, Chairman and Chief Executive Officer of the Company since September 1998, as well as President from October 2003 until November 2005. Mr. Koether has been Chairman, Director and Chief Executive Officer of Kent Financial Services, Inc. (“Kent”) since July 1987 and President of Kent from October 1990 until November 2005, and until December 31, 2003 when it was dissolved, the general partner of Shamrock Associates, an investment partnership which was the principal stockholder of Kent. Mr. Koether was Chairman from April 1988 to July 2005, President from April 1989 to February 1997 and director from March 1988 to July 2005 of Pure World, Inc., (“Pure World”) and from December 1994 until July 2005 a director and from January 1995 to July 2005 Chairman of Pure World’s wholly owned subsidiary, Pure World Botanicals, Inc., a manufacturer and distributor of natural products. Mr. Koether was Chairman and a Director of Sun Equities Corporation, (“Sun”) a private company until Sun was merged into Pure World in December 2004. Mr. Koether was Chairman from 1990 until August 2003 and a registered representative since 1989 of T. R. Winston & Company, LLC. (“Winston”). From November 2003 to December 2003, Mr. Koether was General Partner of Emerald Partners, an investment partnership. Bryan P. Healey, the Chief Financial Officer of the Company is the son-in-law of Paul O. Koether.

James L. Bicksler, Ph.D., 69, Director of the Company since September 1998, has been a Professor of Finance and Economics, School of Business, Rutgers University, since 1969.

Qun Yi Zheng, Ph.D., 49, Dr. Zheng has been a director since August 2000, and since November 2005, President of the Company. Dr Zheng has also been President of Kent Financial Services, Inc. since November 2005, and had been a director from November 2000 until November 2003. Dr. Zheng was with Pure World and PWBI in various positions, including President, from 1996 until 2005. From 1995 until 1996, Dr. Zheng was Technical Manager at Hauser Nutraceuticals, a division of Hauser Chemicals, Inc., a manufacturer and distributor of nutraceuticals.

Diarmuid F. Boran, 47, has been a Director of the Company since May 2003.  Mr. Boran has been serving as Senior Director, Business Development for Enturia, Inc. since November 2006.  From March 2005 through May 2006 he was the Entrepreneur in Residence for the Kansas Technology Enterprise Corporation (KTEC) and also served as the Chief Business Officer for Inverseon, Inc., one of KTEC’s portfolio companies, during a portion of this time.  He worked as an independent consultant from January 2003 to February 2005 and from April 2001 to October 2001. From October 2001 to December 2002, Mr. Boran was employed by EMD Pharmaceuticals, Inc., an affiliate of Merck KGaA, Darmstadt, Germany, most recently as Leader, Oncology Licensing and Business Development.  From May 2000 to September 2000 Mr. Boran served as Senior Vice President, Business Development for DJ Pharma, Inc. which was then acquired by Biovail Pharmaceuticals, Inc.  Mr. Boran served as Senior Vice President, Business Development for Biovail until April 2001.

Rocco Mastrodomenico, 33, Director of the Company since November 2005, is a Certified Public Accountant. Mr. Mastrodomenico is President of Imperial Consulting Services, LLC since July 2005. Mr. Mastrodomenico was a Supervisor with Sobel & Company, LLC, a certified public accounting and consulting firm from October 2002 until June 2005. From August 2001 until September 2002, Mr. Mastrodomenico was a Proprietary Trader with Carlin Equities and from March 2001 until August 2001 he was an Equity Research Associate with Oppenheimer & Close. From April 1999 until March 2001, Mr. Mastrodomenico was a Financial Analyst with Winston and Controller of PWBI. From September 1996 to April 1999, Mr. Mastrodomenico was with Deloitte & Touche, LLP.

Board Meetings and Committees

The Board held two meetings during the fiscal year ended December 31, 2006 and otherwise acted by written consent. Each of the Company’s directors attended all of the meetings of the Board of Directors and of all committees of the Board on which he served, except for Mr. Diarmuid Boran, who was absent for the 2006 annual meeting.

Audit Committee

The Board has an Audit Committee, which consists of Dr. Bicksler, Mr. Boran and Mr. Mastrodomenico, each of whom has been determined by the Board to be independent. The Audit Committee, which reviews the Company's internal controls, accounting practices and procedures, and results of operations, held four meetings in 2006. The Audit Committee has adopted a Charter, a copy of which is attached hereto in Appendix A.

Compensation Committee

The Board also has a Compensation Committee consisting of Mr. Boran and Mr. Mastrodomenico. The Compensation Committee is responsible for reviewing and determining the compensation of the Company’s executive officers and directors, subject to the approval of the majority of the disinterested members of the Board, and reviewing the effectiveness of the Company’s compensation programs in achieving the Company’s objectives. The Compensation Committee also decides in accordance with the 1986 Stock Option Plan, the 1993 Equity Incentive Plan and the 1992 Non-employee Directors' Stock Option Plan, the officers, directors and employees who and to what extent is to receive grants thereunder. The Compensation Committee consults with the Chairman and Chief Executive Officer on, and directly approves, the compensation of other executive officers and the directors. The Compensation Committee does not delegate its authority nor does it utilize outside compensation consultants. The Compensation Committee held no meetings in 2006. The Compensation Committee has not adopted a Charter.

Nominating Committee

The Board also has a Nominating Committee consisting of Dr. Bicksler and Mr. Boran, each of whom has been determined by the Company's Board of Directors to be independent. The Nominating Committee is responsible for assisting the Board in identifying individuals qualified to serve as directors of the Company and on committees of the Board, and overseeing the evaluation of the Board and the Company's management. The Nominating Committee held no meetings in 2006.

The Nominating Committee does not have a written Charter; however the Nominating Committee maintains the following guidelines for selecting nominees to serve on the Board. It may apply several criteria in selecting nominees. At a minimum, the Nominating Committee shall consider (a) whether each such nominee has an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and (b) the nominee's reputation for honesty and ethical conduct in his personal and professional activities. Additional factors that the Nominating Committee may consider include a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest and any other factors or qualities that the Nominating Committee believes will enhance the Board's ability to effectively manage and direct the company's affairs and business, including, where applicable, the ability of Board committees to perform their duties or satisfy any independence requirements under the Nasdaq listing standards or otherwise.

The Nominating Committee will identify nominees by first evaluating the current members of the Company's Board of Directors whose terms are expiring and who are willing to continue in service. In doing so, the Nominating Committee will balance the skills and experience of such current directors, as well as the value of continuity of their service, with that of obtaining new perspectives for the Board. For new nominees, the Nominating Committee will identify potential candidates based on input from members of the Board and management and, if the Nominating Committee deems it appropriate, from one or more third-party search firms.

Once a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee will assess, based on publicly available information regarding the person, whether the candidate should be considered further. If the Nominating Committee determines that the candidate warrants further consideration and the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee will request information from the candidate, review his or her accomplishments and qualifications and conduct one or more interviews with the candidate. If the candidate appears qualified, committee members may also contact references provided by the candidate or other persons with first-hand knowledge of the candidate’s experience and accomplishments. Additionally, serious candidates may be requested to meet with some or all of the other members of the Board of Directors. Using the input from these interviews and the other information it has obtained, the Nominating Committee will determine whether it should recommend that the Board nominate, or elect to fill a vacancy with, a final prospective candidate. The Nominating Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Nominating Committee, c/o Kent International Holdings, Inc., 376 Main Street, Bedminster, New Jersey 07921, on or before December 24, 2007. Assuming that the appropriate information has been timely provided, the Nominating Committee will consider these candidates in the same manner as it considers other Board candidates it identifies. The Company's stockholders also have the right to nominate director candidates without any action on the part of the Nominating Committee or the Company's Board of Directors by following the advance notice provisions of the Company as described under "Stockholder Proposals and Nominations" on page 13 of this Notice of Annual Meeting.

Independent Directors Meetings

Meetings of independent directors are held after regularly scheduled Audit Committee meetings throughout the year.

Communications with the Directors

Stockholders may communicate in writing with any of the Company's directors by sending such written communication to Bryan P. Healey, Secretary of the Company, at the Company's principal executive offices, 376 Main Street, Bedminster, New Jersey 07921. Copies of written communications received at such address will be provided to the relevant director or directors unless such communications are determined by the Company's outside general counsel to be inappropriate for submission to the intended recipient(s). However, any communication not so delivered will be made available upon request to any director. Examples of stockholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, solicitations, product promotions, résumés and other forms of job inquiries, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.

Policy on Director Attendance at Annual Meetings

All Board members are not expected to attend the Company's annual meetings of stockholders. Attendance at the annual meeting will not be considered by the Nominating Committee in assessing director performance. Four directors attended the annual meeting of stockholders held on May 22, 2006.

Code of Ethics

The Company has adopted a Code of Ethics. Stockholders may write to Bryan P. Healey, the Secretary of the Company, at the Company’s principal executive office: 376 Main Street, Bedminster, New Jersey 07921, to request a copy of the Code of Ethics, and the Company will provide it to any person without charge upon such request.

Audit Committee Financial Expert

The Board of Directors of the Company has determined that Rocco Mastrodomenico is an audit committee financial expert as that term is defined under SEC rules.

Remuneration of Directors

Directors who are not employees of the Company receive a monthly fee of $500 plus $1,000 for each day of attendance at board and committee meetings and $500 for each day of attendance telephonically at board and committee meetings. During 2006, the Company paid directors fees in the aggregate amount of approximately $37,000. The table below includes information about compensation paid to our non-employee directors during 2006.

Name	Fees Earned or Paid in Cash	Total

Diarmuid F. Boran	$11,000	$11,000

James L. Bicksler	13,000	13,000

Rocco Mastrodomenico	13,000	13,000

	$37,000	$37,000

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The current members of the Board of Directors were elected at the 2006 Annual Meeting held on May 22, 2006 and will serve until the next Annual Meeting or until their successors have been duly elected and qualified. The Company's officers are elected by and serve at the leave of the Board.

A list of the directors and executive officers of the Company as of March 31, 2007 is presented below together with the biographies for those executive officers that are not a Director of the Company:

Name	Age	Position Held

Paul O. Koether	70	Chairman, Chief Executive Officer and Director

James L. Bicksler.	69	Director

Diarmuid F. Boran	47	Director

Rocco Mastrodomenico	33	Director

Qun Yi Zheng	49	Director and President

Bryan P. Healey	36	Secretary and Chief Financial Officer

Bryan P. Healey, a certified public accountant, has been Vice-President, Secretary and Chief Financial Officer of the Company since May 2006. Mr. Healey has also been Vice-President, Secretary and Chief Financial Officer of Kent Financial Services, Inc. since May 2006. Since July 2006, Mr. Healey has been a registered representative of T. R. Winston & Company, LLC. From September 1995 to April 2006, Mr. Healey was with Bowman & Company, L.L.P., the largest CPA firm in Southern New Jersey, in various positions including audit manager from July 2001 to April 2006.

BENEFICIAL OWNERSHIP

Security Ownership of Officers, Directors, Nominees and Certain Stockholders

The following table sets forth the beneficial ownership of Common Stock of the Company as of March 31, 2007, by each person who was known by the Company to beneficially own more than 5% of the Common Stock, by each current director and nominee, each Named Executive Officer, and by all current directors and Named Executive Officers as a group:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Approximate Percent of Class

Kent Financial Services, Inc.	1,900,000		53.25%
376 Main Street
PO Box 74
Bedminster, NJ 07921

Paul O. Koether (1)	2,049,000	(2) (3)	55.86%
211 Pennbrook Road
PO Box 97
Far Hills, NJ 07931

James L. Bicksler	20,000*
96 Inwood Ave
Upper Montclair, NJ 07043

Rocco Mastrodomenico	-		-
52 Mill Road # 2
Morris Plains, NJ 07950

Qun Yi Zheng	1,928,036	(2)	53.74%
376 Main Street
PO Box 74
Bedminster, NJ 07921

Bryan P. Healey (1) (4)	1,907,000	(2) (4)	53.45%
376 Main Street
PO Box 74
Bedminster, NJ 07921

Biotechnology Value Fund	725,606	(5)	20.34%
227 West Monroe Street
Suite 4800
Chicago, IL 60606

All directors and officers	2,104,036		56.74%
as a group (5 persons)
_______________________________ * Represents less than one percent.

(1)
This table is based upon information supplied by the Company’s officers, directors and principal stockholders and Form 4’s filed with the Securities Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 3,567,956 shares outstanding on March 31, 2007, adjusted as required by rules promulgated by the SEC. Included in such number of shares beneficially owned are shares subject to options currently exercisable or becoming exercisable within 60 days: Paul O. Koether (100,000); James L. Bicksler (20,000); Qun Yi Zheng (20,000); and all directors and executive officers as a group (140,000).

(2)
Includes 1,900,000 shares held by Kent Financial Services, Inc. (“Kent”), a Nevada Corporation. Mr. Koether is the Chairman of Kent, Dr. Zheng is the President of Kent and Mr. Healey is the Secretary and Chief Financial Officer of Kent. Mr. Koether, Dr. Zheng and Mr. Healey disclaim beneficial ownership of those shares.

(3)	Includes 26,000 shares beneficially owned by the Marital Trust u/w/o Natalie Koether. As trustee, Mr. Koether may be deemed to own these shares beneficially.

(4)	Includes 7,000 shares beneficially owned by Mr. Healey’s spouse.

(5)
According to Form 4 filed on December 10, 2001 on behalf of Biotechnology Value Fund L.P., Biotechnology Value Fund II L.P., BVF Partners L.P., BVF, Inc., and BVF Investments L.L.C. (collectively “Biotechnology Value Fund”).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act as amended and the regulations and rules promulgated thereunder require the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities (“Principal Owners”) , (i) file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the National Association of Securities Dealers and (ii) furnish copies of these filings to the Company.

Based solely on the Company's review of the copies of such forms (and amendments) it has received and representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors and Principal Owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table shown below includes information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 2006 and 2005, for those persons who were, at December 31, 2006 and 2005, the chief executive officer, the principal financial officer and the most highly paid executive officer other than the chief executive officer and principal financial officer (the "Named Officers"). The Company did not compensate any officers over $100,000 other than the Named Officers.

Name and Principal Position	Year	Salary (1)	Bonus	Option Awards	All Other Compensation		Total

Paul O. Koether	2006	$-	$-	$-	$-		$-
Chief Executive Officer and	2005						-
Chairman of the Board

Qun Yi Zheng	2006	200,000	-	-	33,495	(2)	233,495
President	2005	33,333	-	-	9,314	(2)	42,647

Bryan P. Healey	2006	-	-	-	-		-
Chief Financial Officer,	2005	-	-	-	-		-
Principal Financial and
Accounting Officer

Sue Ann Merrill	2006	-	-	-	-		-
Chief Financial Officer,	2005	-	-	-	-		-
Principal Financial and
Accounting Officer

(1)
Mr. Koether and Mr. Healey were elected to their current positions on September 20, 1998 and May 15, 2006, respectively, and receive no compensation or fees for their services. Mrs. Merrill resigned effective May 15, 2006.

(2)
Amounts include $13,159 paid in 2006 for Dr. Zheng’s country club membership and $1,846 paid in 2006 and 2005 for Dr. Zheng’s life insurance premiums. All Other Compensation also includes $18,490 and $7,468 paid in 2006 and 2005, respectively, to lease an automobile used for business purposes.

Outstanding Equity Awards at Fiscal Year End

No stock options or stock appreciation rights were granted to the Named Executive Officers in 2006 or 2005.

The table below contains information concerning the fiscal year-end value of unexercised options held by the Named Executive Officers as of December 31, 2006. No options were exercised by any Named Executive Officer in 2006 or 2005.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date

Paul O. Koether	-	100,000	-	$3.50	07/16/10

Qun Yi Zheng, PhD.	-	20,000	-	$3.6875	08/09/10

James L. Bicksler PhD.	-	20,000	-	$3.50	07/16/10

Long-Term Incentive Plan Awards Table and Defined Benefit or Actuarial Plan Table

The Company does not maintain any long-term incentive plans or defined benefit or actuarial plans.

Employment Agreement

Effective November 1, 2005 (“Effective Date”) the Company and Qun Yi Zheng entered into an employment agreement (“Agreement”) pursuant to which Dr. Zheng serves as the Company’s President for an initial three-year term at an annual salary of $200,000 (“Base Salary”), which may be increased but not decreased at the discretion of the Board of Directors. Unless the Company gives 30 days written notice to Dr. Zheng prior to November 1, 2007, the three year term of the Agreement shall be automatically extended for one day for each day elapsed after November 1, 2007, it being the intention to convert the term of the Agreement to a contract with a three year ‘evergreen’ term, commencing on November 1, 2007.

Dr. Zheng may terminate his employment under the Agreement at any time for “Good Reason” (defined below) within 36 months after the date of a “Change in Control” (defined below) of the Company. Upon his termination, Dr. Zheng shall be paid the Base Salary payable under the Agreement through the expiration date of the Agreement.

Change in Control is deemed to have occurred if (i) any individual or entity, other than individuals or entities beneficially owning, directly or indirectly, common stock of the Company representing 50.1% or more of the Company’s issued and outstanding common stock as of the Effective Date, is or becomes the beneficial owner, directly or indirectly, of the common stock of the company representing 50.1% or more of the Company’s outstanding common stock or (ii) individuals constituting the Board of Directors on the Effective Date (“Incumbent Board”), including any person subsequently elected to the Board of Directors comprising the Incumbent Board, cease for any reason to constitute at least a majority of the Board of Directors. Good Reason means a determination made solely by Dr. Zheng, in good faith, that as a result of a Change in Control of the Company he may be adversely affected (i) in carrying out his duties and powers in the fashion he previously enjoyed or (ii) in his future prospects with the Company.

Dr. Zheng may also terminate his employment if the Company fails to make the payments specified in the Agreement, or the Company fails to make such payments for a period of five days after Dr. Zheng has given notice of such failure.

The Company may terminate Dr. Zheng’s employment under the Agreement for “cause” which is defined as (i) Dr. Zhengs’s continued failure to substantially perform his duties under the Agreement (other than be reason of his incapacity due to physical or mental illness) which is not cured within specified time frames or (ii) Dr. Zheng’s conviction of any criminal act of fraud. The Company may not terminate Dr. Zheng’s employment except by a vote of not less than 75% of the entire Board of Directors at a meeting at which Dr. Zheng is given the opportunity to be heard.

In the event of Dr. Zheng’s death during the term of the Agreement, his beneficiary shall be paid a death benefit equal to his then current annual salary in equal monthly installments for the remainder of the term of the Agreement. Should Dr. Zheng become disabled (as such term is defined in the Agreement) during the term of the Agreement, Dr. Zheng shall be paid such benefits to which he is entitled under the terms of such long-term insurance as the Company has provided him or 80% of his salary for the remainder of the three year term of the Agreement, whichever is greater, in accordance with his regular payment schedule.

Equity Compensation Plan Information

The following table shows information with respect to each equity compensation plan under which the Company’s Common Stock is authorized for issuance as of the end of fiscal year 2006.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)

Equity Compensation Plans Approved by Security Holders

1986 Stock Option Plan	100,000	$3.50	200,000

1993 Equity Incentive Plan	190,000	3.52

1992 Non-employee Directors' Stock Option Plan	850	7.34

Equity Compensation Plans not Approved by Security Holders

Options awarded to certain Directors and consultants	300	7.34	-

Total	291,150	$3.53	200,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A monthly management fee of $21,000 is paid to Kent Financial Services, Inc. (“Kent”), a Nevada corporation, for management services. These services include, among other things, periodic and other filings with the Securities and Exchange Commission, evaluating merger and acquisition proposals, internal accounting and shareholder relations. The Company believes that the management fee is less than the cost for the Company to perform these services. This arrangement may be terminated at will by either party. Kent was the beneficial owner of approximately 53.25% of the Company’s outstanding common stock at March 31, 2007. Paul O. Koether, Chairman of the Company is also the Chairman of Kent and the beneficial owner of approximately 54.96% of Kent’s outstanding common stock. Qun Yi Zheng, President of the Company is also the President of Kent and Bryan P. Healey, Chief Financial Officer of the Company is also the Chief Financial Officer of Kent.

On May 1, 2006, Kent entered into an employment agreement with Bryan P. Healey, CPA, to be Vice President and Chief Financial Officer of Kent and Kent International for an initial two-year term. Mr. Healey is the son-in-law of Paul O. Koether, Chairman of the Board and Chief Executive Officer of Kent and Kent International.

AUDIT COMMITTEE REPORT

The Audit Committee was established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934. The Audit Committee consists of three directors, Mr. Mastrodomenico, Mr. Boran and Dr. Bicksler, each of whom is independent as that term is defined in Rule 4200 (a)(14) of the National Association of Securities Dealers’ Marketplace Rules. A brief description of the responsibilities of the Audit Committee is set forth above under the caption “Board Meetings and Committees”.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2006 with the management of the Company. The Audit Committee has discussed with Paritz & Company, P.A. (“Paritz”), the Company’s Independent Registered Public Accounting Firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified and supplemented). The Company also has received the written disclosure and letter from Paritz required by Independence Standards Board Standard No. 1 (as modified and supplemented), and has discussed with Paritz its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.
The Audit Committee
Rocco Mastrodomenico, Chairman
James L. Bicksler, Ph.D.
Diarmuid F. Boran

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Amper, Politziner & Mattia, P.C. (“APM”) served as Kent International’s independent registered public accounting firm for the fiscal years ended December 31, 2005 and 2004. On November 2, 2006, the Company dismissed APM as the Company’s independent registered public accounting firm and engaged Paritz & Company, P.A. (“Paritz”) as its new independent registered public accounting firm. As described below, the change in independent public accounting firms was not the result of any disagreement with APM. Neither representatives of APM nor representatives of Partiz are expected to be present at the meeting of stockholders.

The reports of APM on the financial statements for the Company’s two most recent fiscal years ended December 31, 2005 and December 31, 2004, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for the years ended December 31, 2005 and December 31, 2004 and in the subsequent interim period through November 2, 2006 there were (1) no disagreements with APM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of APM, would have caused them to make reference thereto in connection with its reports on the financial statements for such years or (2) reportable events.

On November 2, 2006, the Board of Directors engaged Paritz as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and to perform procedures related to the financial statements to be included in the Company’s quarterly report on Form 10-QSB, beginning with, and including, the quarter ending March 31, 2007. The Company had not consulted with Paritz during its two most recent fiscal years ended December 31, 2005 and December 31, 2004, or during any subsequent interim period prior to its appointment as the Company’s auditor regarding (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Paritz concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Year ended December 31, 2006

Audit Fees: The aggregate fees, including expenses, billed by Paritz in connection with the audit of the Company’s consolidated financial statements and for the review of the Company’s financial information included in the Company’s Annual Report on Form 10-KSB for the fiscal year ending December 31, 2006 were $13,000. The aggregate fees, including expenses, billed by APM in connection with the review of the Company’s financial information included in the Company’s quarterly reports on Form 10-QSB filed during the fiscal year ending December 31, 2006 were $9,924.

Audit Related Fees: The aggregate fees, including expenses, billed by APM related to the issuance of their consent of their 2005 opinion to be included in the Company’s 2006 audit report were $3,500.

Tax Fees: The aggregate fees, including expenses, billed by APM in connection with the preparation of income tax returns for the Company during fiscal year ended December 31, 2006 were $2,515.

All Other Fees: The aggregate fees, including expenses, billed by APM in connection with preliminary due diligence services on potential acquisitions were $2,175.

Year ended December 31, 2005

Audit Fees: The aggregate fees, including expenses, billed by APM in connection with the audit of the Company’s consolidated financial statements and for the review of the Company’s financial information included in the Company’s Annual Report on Form 10-KSB for the fiscal year ending December 31, 2005; and its quarterly reports on Form 10-QSB filed during the fiscal year ending December 31, 2005 were $23,288.

Audit Related Fees: There were no audit related fees billed by APM for the year ended December 31, 2005.

Tax Fees: The aggregate fees, including expenses, billed by APM in connection with the preparation of income tax returns for the Company during the fiscal year ended December 31, 2005 were $2,500.

All Other Fees: There were no other fees billed to the Company by APM during 2005.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approved all non-audit work performed by the Company’s principal accountant, specifically, the preparation of income tax returns for the Company.

STOCKHOLDERS' PROPOSALS AND NOMINATIONS

Any stockholder who desires to present proposals to the next annual meeting and to have such proposals set forth in the Company’s information statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than December 24, 2007. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s information statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

In addition, the Company’s policy on stockholder nominations for director candidates requires that to be considered for next year’s slate of directors any stockholder nominations for director must be received by Bryan P. Healey, the Secretary of the Company, at the Company’s principal executive office: 376 Main Street, Bedminster, New Jersey 07921, no later than December 24, 2007.

Stockholders may write to Bryan P. Healey, the Secretary of the Company, at the Company’s principal executive office: 376 Main Street, Bedminster, New Jersey 07921, to deliver the stockholder proposals and stockholder nominations discussed above.

ADDITIONAL INFORMATION

A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 accompanies this Information Statement.
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By Order of the Board of Directors

/s/ Paul O. Koether
Paul O. Koether
Chairman

Dated: April 23, 2007

APPENDIX A

KENT INTERNATIONAL HOLDINGS, INC. AUDIT COMMITTEE CHARTER

Introduction

This Audit Committee Charter (“Charter”) has been adopted by the Board of Directors (the “Board”) of Kent International Holdings, Inc. (the “Company”). The Audit Committee of the Board (the “Committee”) shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board.

The membership of the Committee shall consist of at least two directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of NASDAQ.

The Committee shall maintain free and open communication with the independent auditors, and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee at Company expense may retain outside counsel, auditors or other advisors as the Committee may deem appropriate.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activi-ties of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

a.    Recommending to the Board the independent auditors to be retained (or nominated for stockholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the stockholders.

b.    Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

c.    Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity or independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

d.    Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, pricing of securities held by the Company, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB and any Annual Report to Shareholders.

e.    Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

f.    Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

g.    Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Reports on Form 10-QSB prior to their filing, (2) earnings announcements prior to release (if practicable), and (3) the results of the review of any such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair, either in person or by telephone.)

h.    Discussing with management, and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

i.     Discussing with management and/or Company counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

j.     Reviewing management “conflict of interest" transactions.

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does. Accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its stockholders and others.